                                                                   EXHIBIT 10.19




                              INVESTMENT AGREEMENT


                                  BY AND AMONG

                              U.S. MONOLITHICS, LLC

                                 DAVID W. CORMAN

                                  DEAN L. COOK

                              RICHARD S. TORKINGTON

                                       AND


                                   iSKY, INC.

                                   DATED AS OF

                                 MARCH 24, 2000

                              INVESTMENT AGREEMENT


         This Investment Agreement (the "Agreement") is made as of the 24th day of March, 2000 by and among U.S. Monolithics, LLC, an Arizona limited liability company (the "Company"), each of the persons identified as "Founders" on the signature page hereto (the "Founders") and iSKY, Inc., a Delaware corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company wishes to sell and each of the Founders desire the Company to sell, and the Purchaser desires to purchase, the equity interests of the Company described herein on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF UNITS

         1.1 Sale and Issuance of Class B Units. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, at the following Closings (collectively, the "Closings," and respectively, the "First Closing," "Second Closing," and "Third Closing") the number of shares of Class B Units as follows:

                                                                                            NUMBER OF CLASS B
           CLOSING                        DATE                    PURCHASE PRICE                   UNITS
           -------                        ----                    --------------            -----------------
First Closing                        March 29, 2000*               $3,500,000.00                    2,800,000
Second Closing                        July 1, 2000                  1,000,000.00                      800,000
Third Closing                        October 1, 2000                  500,000.00                      400,000

*or such other date as the parties agree.


The Class B Units issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Class B Units."

         1.2 Adjustments.

                  (a) Reorganizations, Etc. If, at any time prior to the Third Closing, the Company effects any reorganization or recapitalization of its capital structure, or effects any amendment to the Operating Agreement of the Company, dated as of the date hereof (the "Operating Agreement") that adversely affects the economic rights of the Class B Units or the Purchaser, then the price and number of Class B Units to be sold at each Closing pursuant to Section
1.1 shall be proportionally and appropriately adjusted, to the satisfaction of the Purchaser, so that (i) the aggregate Class B Units to be purchased pursuant to this Agreement represent 40% of the voting interests and economic interests and (ii) the Class B Units maintain their liquidation preferences as set forth in Article XV of the Operating Agreement.



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                  (b) Future Equity Issuances. If, at any time after the First
Closing, the Company issues any Units for consideration per Unit of less than $1.25 per Unit (the "Dilutive Price"), then

                           (i) the Company shall issue to the Purchaser the
number of Class B Units equal to the difference between (x) the quotient represented by (A) the aggregate Purchase Price paid so far by the Purchaser to the Company pursuant to Section 1.1(b) divided by (B) the Dilutive Price and (y) the number of Class B Units then held by the Purchaser;

         and

                           (ii) the number of Class B Units issuable at each
subsequent Closing shall be adjusted upward to equal the quotient represented by
(x) the Purchase Price to be paid at such Closing divided by (y) the Dilutive Price;

provided, however, that this Section 1.2(b) shall not apply to (i) issuance of Units or options to purchase Units not exceeding 10% of the then-outstanding Units of the Company on a fully diluted basis to key employees of the Company pursuant to the Company's Unit Option Plan or (ii) the issuance of Units to the individuals as set forth on Schedule 1.2 hereto; and provided, further, that the provisions of this Section 1.2(b) shall be deemed terminated and shall be of no further force or effect after the first anniversary of the date on which the Company consummated an initial public offering of its securities with an offering price of not less than $5.00 per share and which resulted in gross proceeds to the Company of not less than $10,000,000.00, if any.

         1.3 Closing. The purchase and sale of the Class B Units at each Closing shall take place at the offices of Brownstein Hyatt & Farber, P.C., Denver, Colorado at 1:00 p.m. on the dates indicated in Section 1.1, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing.

                                   ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         The Company and each Founder, jointly and severally, hereby represent, warrant and covenant to Purchaser that, except as disclosed on the Schedules attached hereto and numbered according to the sections of this Article II to which the disclosures relate:

         2.1 Organization, Good Standing and Qualification.

         The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite limited liability company power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company has previously provided to the Purchaser accurate copies of the Company's articles of organization, existing operating agreement (the "Existing Operating Agreement") and certificate of good standing (or the equivalent statement issued by the Secretary of State of such jurisdiction) for Arizona and each jurisdiction in which it is qualified to transact business as a foreign corporation.



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         2.2 Capitalization. Schedule 2.2 sets forth all outstanding equity securities of the Company and identifies their owners and the number and class of security owned by each. Other than as set forth on Schedule 2.2, the Company has no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any of its equity securities.

         2.3 No Investments. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

         2.4 Corporate Power; Authorization. All corporate action on the part of the Company, its officers, managers and members (as applicable) necessary for the authorization, execution and delivery of this Agreement, the Operating Agreement in the form attached hereto as Exhibit A (the "Operating Agreement"), and the Development and License Agreement in the form attached hereto as Exhibit B (the "Development Agreement" and together with this Agreement and the Operating Agreement, the "Agreements"), the performance of all obligations of the Company under the Agreements, and the authorization, issuance and delivery of the Class B Units, has been taken or will be taken prior to the Closing. The Company has all requisite legal and corporate power to execute and deliver the Agreements, to sell and issue the Class B Units and to carry out and perform all of its obligations hereunder and under the other Agreements. The Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         2.5 Valid Issuance of Securities. The Class B Units that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Operating Agreement and applicable federal or state securities laws.

         2.6 Litigation. Except as set forth on Schedule 2.6 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, prospects, business or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         2.7 Proprietary Information Agreements. Each Founder, employee, officer and consultant of the Company has executed an Employee Confidentiality, Invention and Non-Disclosure Agreement, copies of which have been provided to the Purchaser. The Company, after reasonable investigation, is



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not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its reasonable efforts to enforce the terms of such agreements.

         2.8 Patents and Trademarks. To its knowledge, the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the development, manufacture and sale of its products. To its knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company. The Company is not aware of any such independent development nor of any misappropriation of its Proprietary Information. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or members (or people it currently intends to hire) made prior to their employment by the Company.

         2.9 Compliance with Other Documents; Noncontravention. The Company is not in violation, breach or default of any provisions of its articles of organization or Existing Operating Agreement or of any material instrument, judgment, order, writ, decree license, indenture, lease, contract or other agreement to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, except where such violation, breach or default would not have a material adverse effect on the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

         2.10 Agreements; Action. Except as set forth on attached Schedule 2.10:

                  (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, managers, members, affiliates, or any affiliate thereof.

                  (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $20,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right from the Company or any of its subsidiaries.



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                  (c) Neither the Company nor any of its subsidiaries has (i)
declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $20,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) The Company has not engaged in any discussion in the past three (3) months (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or
(iii) regarding any other form of liquidation, dissolution or winding up of the Company.

         2.11 Disclosure. The Company has fully provided the Purchaser with all the information which the Purchaser has requested for deciding whether to acquire the Class B Units. No representation or warranty of the Company contained in this Agreement and the Schedules and Exhibits attached hereto or any certificate furnished or to be furnished to Purchaser at the Closing, or other information provided to the Purchaser (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         2.12 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its employees, members, officers or managers or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         2.13 Rights of Registration; Voting Agreements. The Company has not granted or agreed to grant any registration rights, or other rights related to liquidation events of the Company, to any person or entity. Other than the Existing Operating Agreement, the Company is not a party to, and, to its knowledge no members or managers of the Company have entered into, any agreements or trusts with respect to the voting of equity securities of the Company.

         2.14 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. To its knowledge, there exists no material breach of any such lease.

         2.15 Financial Statements. The Company has made available to the Purchaser its unaudited financial statements including its balance sheet and profit and loss statement as of December 31, 1999 and the period from November 12, 1998 (the Company's inception) through December 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with the



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Company's customary internal accounting practices and procedures applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company in all material respects as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent, unknown or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under the Company's customary internal accounting practices, consistently applied, to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with the Company's customary internal accounting practices and procedures as in effect on the date hereof.

         2.16 Tax Returns and Payments. The Company has filed all tax returns and reports as required by state and federal law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

         2.17 Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts that are reasonable for the business being conducted by the Company.

         2.18 Licenses and Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         2.19 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable federal, state or local statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing federal, state or local statute, law or regulation.

         2.20 Governmental Consents. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than (i) the filing of the Amended Articles of Organization; (ii) compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and (iii) compliance with any applicable federal or state securities laws that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company.

         2.21 Offering. Subject in part to the truth and accuracy of Purchaser's representations set forth in Article III of this Agreement, the offer, sale and issuance of the Class B Units as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.



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         2.22 Employee Benefit Plans. The Company has no Employee Benefit Plan
as defined in the Employee Retirement Income Security Act of 1974.

         2.23 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                                   ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

         The Purchaser hereby represents and warrants to the Company that:

         3.1 Authorization. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         3.2 Purchase Entirely for Own Account. The Class B Units to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Class B Units. The Purchaser has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Class B Units.

         3.3 Restricted Securities. The Purchaser understands that the Class B Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Class B Units are "restricted securities" under applicable federal and



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state securities laws and that, pursuant to these laws, the Purchaser must hold the Class B Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

         3.4 Financial Ability to Perform Obligations. iSKY has sufficient capital or funding commitments to meet its obligations pursuant to this Agreement as they become due.

                                   ARTICLE IV

            CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT THE CLOSINGS

         4.1 Conditions to Obligations at the First Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived by the Purchaser in writing:

                  (a) Operating Agreement. The Founders and the Company shall have executed and delivered the Operating Agreement in substantially the form attached as Exhibit A.

                  (b) Development Agreement. The Company shall have executed and delivered the Development Agreement in substantially the form attached as Exhibit B.

                  (c) Noncompetition Agreement. Each of the Founders shall have executed and delivered a Noncompetition Agreement in substantially the form attached as Exhibit C.

         4.2 Conditions to Obligations at Each Closing. The obligations of the Purchaser to the Company under this Agreement to consummate each Closing are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Founders contained in Sections 2.1, 2.4, 2.5, 2.7, 2.9, 2.11, 2.17, 2.18, 2.19, and 2.21 shall be true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, and the Founders and the Company shall provide a certificate stating the truth and correctness of such representations and warranties as of each such Closing except for the First Closing.

                  (b) Performance. The Company and each Founder shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement, the Operating Agreement, the Development Agreement, the Noncompetition Agreements and the Intellectual Property Agreements.

                  (c) Adjustments. If the Company shall have effected any adjustments described in Section 1.2, the price and number of Class B Units to be purchased by the Purchaser shall have been adjusted accordingly to the satisfaction of the Purchaser.



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

                                    ARTICLE V

               CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

         5.1 Conditions to Obligations at the First Closing. The obligations of the Company and each Founder to the Purchaser under this Agreement are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived:

                  (a) Operating Agreement. The Purchaser shall have executed and delivered the Operating Agreement in substantially the form attached as Exhibit A.

                  (b) Development Agreement. The Purchaser shall have executed and delivered the Development Agreement in substantially the form attached as Exhibit B.

                  (c) Option Agreement. The Purchaser shall have executed and delivered the Option Agreement in substantially the form attached as Exhibit D.

         5.2 Conditions to Obligations at Each Closing. The obligations of the Company to the Purchaser under this Agreement to consummate each Closing are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

                  (a) Representations and Warranties. The representations and warranties of the Purchaser contained in Article III shall be true and correct on and as of such the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  (b) Performance. The Purchaser shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement, the Operating Agreement and the Development Agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Survival of Warranties; Indemnification.

                  (a) Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company, the Founders and the Purchaser contained in or made pursuant to this Agreement shall survive the final Closing for a period of two years.

                  (b) Indemnification by the Founders. Each of the Founders and the Company shall jointly and severally indemnify and hold harmless the Purchaser and its directors, officers, employees, affiliates and agents, at all times from and after the First Closing, against and in respect of losses arising from or relating to (i) any breach of any of the representations or warranties made by the Founders or the Company in this Agreement, (ii) any breach of the covenants and agreements made by the Company (with respect to covenants and agreements to be completed prior to Closing) and the Founders in this Agreement or any instrument delivered by the Founders or the Company in connection with the Closings; and (iii) any liability or obligation for taxes relating to any period prior to the First Closing.



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

                  (c) Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company and its directors, officers, employees, affiliates and agents, at all times from and after the First Closing, against and in respect of losses arising from or relating to (i) any breach of any of the representations or warranties made by the Purchaser in this Agreement and
(ii) any breach of the covenants and agreements made by the Purchaser in this Agreement.

         6.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law.

         6.4 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         6.5 Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have duly given or delivered (i) when delivered personally, (ii) when sent by telephone facsimile transmission, or (iii) the next business day when sent via a nationally recognized overnight courier for next business day delivery to the recipient. Such notices, demands and other communications will be sent to the addresses indicated below, or such other address as may be provided in writing to each party from time to time:



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

         To iSKY:

         9137 East Mineral Circle, Suite 140
         Englewood, CO 80112
         Englewood, CO 80112
         Attention: David M. Brown
         Fax: (303) 799-4525

         with a copy to:

         Brownstein Hyatt & Farber, P.C.
         410 17th Street, 22nd Floor
         Denver, CO 80202
         Attention: Brent Slosky
         Fax: (303) 223-1100

         To the Company:

         325 E. Elliot, Suite 30
         Chandler, AZ 85225
         Attention: President
         Fax: (480) 539-2547

         6.6 No Waiver. The failure of either party to partially or fully exercise any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

         6.7 Partial Invalidity. Should any provision of this Agreement be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity.

         6.8 Termination. This Agreement shall terminate and be of no further force and effect upon the conversion of the Company to a corporation or at such time as either (i) the Purchaser or (ii) the Founders as a group cease to own any of the outstanding equity securities of the Company.

         6.9 Entire Agreement. This Agreement and the documents referred to herein set forth the entire Agreement between the parties regarding the subject matter hereof and supersede all prior negotiations, understandings and agreements between the parties concerning the subject matter hereof. No amendment or modification of this Agreement shall be made unless agreed to in writing and signed by both parties.

         6.10 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party, it shall for a period of one year following the date of this Agreement, keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement or the performance of its obligations hereunder, except to business, accounting and legal advisors who have been informed of the foregoing obligation of confidentiality. The issuance, if any, and content of any press release or other public disclosure relating to the transactions contemplated in this Agreement shall be mutually agreed by the parties. The provisions of this Section 6.10 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby, included but not limited to the Noncompetition and Intellectual Property Agreement.

                            [SIGNATURE PAGES FOLLOW]

         The parties have executed this Investment Agreement as of the date first written above.


COMPANY:                               FOUNDERS:

U.S. MONOLITHICS, LLC
                                       /s/ DAVID W. CORMAN
                                       -------------------------
                                       David W. Corman
/s/ DAVID W. CORMAN
---------------------
Name: David W. Corman
Title: Manager                         /s/ DEAN L. COOK
                                       -------------------------
Address: 325 E. Elliot, Suite 30       Dean L. Cook
         Chandler, AZ 85225
         Ph. (480) 539-2540
         Fx. (480) 539-2547
                                       /s/ RICHARD S. TORKINGTON
                                       -------------------------
PURCHASER:                             Richard S. Torkington

ISKY, INC.



/s/ DAVID M. BROWN
---------------------
Name: David M. Brown
Title: Vice President

Address: 9137 East Mineral Circle,
         Suite 140
         Englewood, CO 80112
         Ph. (303) 799-4200
         Fx. (303) 799-4525